EXHIBIT 23.1
                                                                    ------------



                         Consent of Independent Auditors


We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-4 No. 333-_____) and related Prospectus of SpectraSite, Inc. dated June 13, 2003 and to the incorporation by reference therein of our report dated February 11, 2003, with respect to the consolidated financial statements of SpectraSite, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2002, filed with the Securities and Exchange Commission.


/s/ Ernst & Young LLP

Raleigh, North Carolina
June 13, 2003